Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (File No. 333-119409, File No. 333-125892, File No. 333-131037, File No. 333-133867, File No. 333-156293, File No. 333-161326, and File No. 333-168542) and S-3 (File No. 333-166770) of Cornerstone Therapeutics Inc. of our report dated May 18, 2010 relating to the financial statements of EKR Holdings, Inc., which appears in the Current Report on Form 8-K of Cornerstone Therapeutics Inc. dated June 21, 2012.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey

September 7, 2012